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                                                                Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                            LONG BEACH HOLDINGS CORP.

                                    ARTICLE I

         The name of the Corporation is "Long Beach Holdings Corp."

                                   ARTICLE II

         The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent. The name of the registered agent of the Corporation at that address is National Registered Agents, Inc.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all powers granted by law and all powers granted under the Delaware General Corporation Law.

                                   ARTICLE IV

         A. CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is Two Hundred Million (200,000,000) shares, par value $0.01 per share. One Hundred Ninety Million (190,000,000) shares shall be Common Stock, par value $0.01, and Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.0l per share.

         B.       COMMON STOCK.

                  1. RELATIVE RIGHTS. Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Each share of Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of Common Stock.

                  2. DIVIDENDS. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.


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                  3. DISSOLUTION, LIQUIDATION, WINDING UP. In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

                  4. VOTING RIGHTS. Except as otherwise provided in this Certificate of Incorporation or as required by law, and subject to any voting rights provided to the holders of shares of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Bylaws of the Corporation, or upon which a vote of stockholders is duly called by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of Common Stock standing in such holder's name on the stock transfer records of the Corporation. The holders of shares of Common Stock shall not have cumulative voting rights.

         C. PREFERRED STOCK. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing one or more certificates pursuant to the Delaware General Corporation Law, to, without limitation, fix or alter from time to time the designations, powers, preferences and rights of each such series of Preferred Stock and the qualifications, limitations or restrictions thereof, including without limitation the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. Shares of Preferred Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by applicable law or the applicable certificate of designation.

         D. CONSENT OF STOCKHOLDERS. At and after such time as the Corporation has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, no action shall be taken by the stockholders of the Corporation except at an annual meeting or special meeting of the stockholders called in accordance with the Bylaws of the Corporation, and


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no action shall be taken by the stockholders by written consent, unless such written consent of the stockholders is unanimous.

                                    ARTICLE V

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A. MANAGEMENT OF BUSINESS. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed as provided in the Bylaws.

         B. BOARD OF DIRECTORS. The directors are divided into three classes, Class I, Class II and Class III. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders in 2002, 2003, and 2004, respectively. The number of directors are apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Beginning in 2002, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. The election of directors need not be by written ballot unless the Bylaws so provide. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of the year in which his or her term expires and until his or her successor is elected and qualified, subject, however, to prior death, resignation, retirement or removal from office. Except as required by law or the provisions of this Certificate of Incorporation, all vacancies on the Board of Directors and newly created directorships are filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding anything to the contrary contained in this Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote generally in the election of directors are required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article V.

         C. AMENDMENT OF BYLAWS. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

                                   ARTICLE VI

         The Corporation shall have perpetual existence.


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                                   ARTICLE VII

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                  ARTICLE VIII

         A. MONETARY DAMAGES. To the fullest extent permitted by law, no director of the corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         B. INDEMNIFICATION. The Corporation shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of such person acting as a director of the corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that such person is or was an officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation) against any liability or expense actually or reasonably incurred by such person in respect thereof; PROVIDED, HOWEVER, that the Corporation shall not be obligated to indemnify any such person: (i) with respect to proceedings, claims or actions initiated or brought voluntarily without the authorization or consent of the Corporation by such person and not by way of defense; or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Corporation to such settlement. Such indemnification is not exclusive of any right of indemnification provided by law, bylaw, agreement or otherwise.


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         C. REPEAL. Any repeal or modification of this Article VIII shall be prospective only and shall not affect the rights under this Article VIII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                   ARTICLE IX

         The Corporation reserves the right to alter, amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter provided by the laws of the State of Delaware and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of the 10th day of October, 2001.

                                           /s/ George S. Ginsberg, Incorporator
                                           ------------------------------------

                                           1 Mack Center Drive
                                           Paramus, NJ  07652


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